                  AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of this 6th day of March 1999, by and between Casinovations Incorporated, a Washington corporation (the "Washington Corporation"), and Casinovations Nevada Incorporated, a Nevada corporation (the "Nevada Corporation" and collectively with the Washington Corporation, the "Constituent Corporations").

                      W I T N E S S E T H:

     WHEREAS, the Washington Corporation is a corporation incorporated in the State of Washington on September 29, 1995 and duly organized and existing under the laws of the State of Washington, Title 23B of the Revised Code of Washington (the "RCW").

     WHEREAS,   the   Nevada   Corporation   is   a   corporation
incorporated in the State of Nevada on March 4, 1999 and duly organized and existing under the laws of the State of Nevada, Chapter 78 of the Nevada Revised Statutes (the "NRS").

     WHEREAS, the principal offices of the Washington Corporation and the Nevada Corporation are located at 6744 South Spencer
Street, Las Vegas, Nevada 89119.

     WHEREAS, the Washington Corporation and the Nevada Corporation have approved the merger of the Washington Corporation with and into the Nevada Corporation with the Nevada Corporation as the surviving corporation by a statutory merger upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the several and mutual promises, agreements, covenants, understandings, undertakings, representations and warranties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree that the Recitals are true and correct and by this reference incorporated herein as if fully set forth and further covenant and agree as follows:

     1. MERGER. At the Effective Date (as defined below), the Washington Corporation shall be merged with and into the Nevada Corporation (the "Merger"), and the Nevada Corporation shall be the surviving corporation in accordance with the provisions of Chapter 92A of the NRS and Title 23B.11 of the RCW. The Nevada Corporation shall be and continue in existence as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of the Washington Corporation shall cease.

     2.    EFFECTIVE DATE.  Pursuant to Section 23B.01.230 of the
RCW and Section 92A.240 of the NRS, the Constituent Corporations hereby designate April 1, 1999, as the effective date of the Merger (the "Effective Date").

     3. ARTICLES OF INCORPORATION. The Articles of Incorporation of the Nevada Corporation in effect on the
Effective Date shall continue (until amended or repealed as provided by applicable law) to be the Articles of Incorporation of the Surviving Corporation after the Effective Date without change or amendment with the exception of the amendment of
Article I that shall be amended to read in its entirety as follows:

                            ARTICLE I
                              NAME

          The name of the corporation is:

         Casinovations Incorporated (the "Corporation").

     4. BYLAWS. The Bylaws of the Nevada Corporation in effect on the Effective Date shall continue (until amended or repealed as provided by applicable law) to be the Bylaws of the Surviving Corporation after the Effective Date without change or amendment.

     5. EFFECT OF MERGER. At the Effective Date, the Surviving Corporation shall continue in existence and, without further transfer, succeed to and possess all of the rights, privileges, and purposes of each of the Constituent Corporations; and all of the property, real and personal, including subscriptions to shares, causes of action and every other asset of each of the Constituent Corporations, shall vest in the Surviving Corporation without further act or deed; and the Surviving Corporation shall be liable for all of the liabilities, obligations and penalties of each of the Constituent Corporations. No liability or obligation due or to become due, claim or demand for any cause existing against either Constituent Corporation, or any stockholder, officer, director or employee thereof, shall be released or impaired by the Merger. No action or proceeding, whether civil or criminal, then pending by or against either Constituent Corporation or any stockholder, officer, director or employee thereof shall abate or be discontinued by the Merger, but may be enforced, prosecuted, defended or settled or compromised as if the Merger had not occurred or the Surviving
Corporation may be substituted in any action or proceeding in place of either Constituent Corporation. If at any time the
Surviving  Corporation  shall consider or  be  advised  that  any further assignments, conveyances or assurances in law are necessary or desirable to vest, perfect or confirm of record in the Surviving Corporation the title to any property or rights of the Constituent Corporations, or otherwise to carry out the provisions hereof, the proper officers and directors of the Constituent Corporations, as of the Effective Date, shall execute and deliver any and all things necessary or proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise to carry out the provisions hereof.

     6. CONVERSION OF OUTSTANDING SHARES. Upon the Effective Date and by virtue of the Merger and without any action on the part of the holders thereof, each issued and outstanding share of common stock of the Washington Corporation shall be immediately canceled and converted into one share of common stock of the Nevada Corporation. Outstanding stock certificates representing shares of common stock of the Washington Corporation shall thenceforth represent the same number of shares of common stock of the Nevada Corporation, and the holder thereof shall be entitled to precisely the same rights as a holder of certificates issued by the Surviving Corporation. Upon the surrender to the transfer agent of the Surviving Corporation, Continental Stock Transfer & Trust Company, of any stock certificate representing shares of common stock of the Washington Corporation, the holder or transferee of the holder of such surrendered certificates shall receive in exchange therefore a certificate or certificates of shares of common stock of the Surviving Corporation.

     7. CONVERSION OF STOCK OPTIONS AND WARRANTS. Upon the Effective Date and by virtue of the Merger and without any action on the part of the holders thereof, each issued and outstanding option, warrant or right to purchase or otherwise acquire shares of common stock of the Washington Corporation shall be converted into and become an option or right to purchase or otherwise acquire a proportionate number of shares of common stock of the Nevada corporation on the same terms and conditions, and, in connection therewith, a proportionate number of shares of common stock of the Surviving Corporation shall be reserved for issuance by the Surviving Corporation as were reserved by the Washington Corporation immediately prior to the Effective Date.

     8.     BOARD  OF  DIRECTORS  AND  OFFICERS.   The  Board  of
Directors and all officers of the Nevada Corporation in effect on the Effective Date shall be the Board of Directors and the officers of the Surviving Corporation.

     9. SURVIVAL OF POLICIES. All corporate acts, plans, policies, approvals and authorizations of the Washington Corporation, its stockholders, Board of Directors, committees elected or appointed by the Board of Directors, officers and agents, which were valid and effective immediately prior to the Effective Date shall be taken for all purposes as the acts, plans, policies, approvals and authorizations of Surviving Corporation and shall be as effective and binding thereon as they were on the Washington Corporation.

     10.   TAX  EFFECT.  The Constituent Corporations intend  the
Merger to qualify as a "tax-free" reorganization within the definition of Section 386(a)(1)(F) of the Internal Revenue Code of 1986, as amended.

     11. APPROVAL OF STOCKHOLDERS. The Agreement shall be submitted to the stockholders of each Constituent Corporation as provided by the RCW and the NRS. There shall be required for the adoption of the Agreement (a) the affirmative vote of not less than a two thirds (2/3) of the holders of the common stock of the Washington Corporation, and (b) the affirmative vote of more than a majority of the voting power of the Nevada Corporation.

     12.    DISSENTERS'   RIGHTS.   The  rights   of   dissenting
stockholders for either of the Constituent Corporations shall be governed by the RCW and the NRS, respectively.

     13. REGULATORY APPROVALS. The consummation of the Merger shall be subject to obtaining any and all consents or approvals determined by the respective Boards of Directors of the Constituent Corporations to be necessary to effect the Merger.

     14. TERMINATION OR ABANDONMENT. This Agreement may be terminated and/or the Merger abandoned at any time prior to the Effective Date by either the Washington Corporation or the Nevada Corporation by action of their respective Boards of Directors. In the event of termination of the Agreement and/or abandonment of the Merger, this Agreement shall become void and of no further force and effect without liability on the part of either of the Constituent Corporations, its stockholders, Board of Directors and officers thereof.

     IN WITNESS WHEREOF, each party to this Agreement and Plan of Merger, pursuant to the authority duly given by their respective Boards of Directors, has caused this Agreement and Plan of Merger to be executed on its behalf by its President and attested to by its Secretary as the date and year first written above.

                          CASINOVATIONS INCORPORATED,
                                a Washington Corporation

                          By:  /s/ Steven J. Blad
                               -----------------------------------
                               Steven J. Blad, President and CEO


                          By:  /s/ Jay L. King
                               -----------------------------------
                               Jay L. King, Secretary

                          CASINOVATIONS INCORPORATED,
                                a Nevada corporation

                          By:  /s/ Steven J. Blad
                               -----------------------------------
                               Steven J. Blad, President and CEO


                          By:  /s/ Jay L. King
                               -----------------------------------
                               Jay L. King, Secretary


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